Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-80947, 333-06482, 333-83204, 333-147071, 333-166428, 333-178167 and 333-204173 on Form S-8 of our reports dated March 2, 2020, relating to the consolidated financial statements of Tower Semiconductor Ltd. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Brightman Almagor Zohar &Co

Brightman Almagor Zohar &Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
April 27, 2020